Contact:
Investors:

Progenics Pharmaceuticals, Inc.
Richard W. Krawiec, Ph.D.
Vice President, Corporate Affairs
(914) 789-2814
krawiecr@progenics.com

Dory A. Kurowski
Associate Director, Corporate Affairs
(914) 789-2818
dlombardo@progenics.com
Media: WeissComm Partners Aline Schimmel (312) 646-6295

PROGENICS REGAINS WORLDWIDE RIGHTS
TO RELISTOR FRANCHISE

– Franchise includes subcutaneous RELISTOR, only drug approved for opioid-induced constipation; marketed in 30 countries –

– Progenics’ priority: Advance development of oral RELISTOR –

– Conference call today at 8:45 a.m. EDT –

Tarrytown, N.Y. October 14, 2009 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that it has entered into an agreement with Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE) under which Progenics is regaining all worldwide rights to the RELISTOR® franchise from Wyeth Pharmaceuticals, which Progenics had previously licensed to Wyeth Pharmaceuticals.  Progenics will assume full control of future development and commercialization of subcutaneous RELISTOR after a one-year transition, and will immediately take over ongoing development of the oral form of the drug.

Under the terms of the transition agreement, Wyeth has agreed to:

•	Pay Progenics a total of $10 million in six quarterly installments to cover certain costs associated with the transition.
•	Exclusively license to Progenics, on a royalty-free basis, its rights to RELISTOR intellectual property that arose under the companies’ 2005 License and Co-Development Agreement
•	Return to Progenics rights previously granted to it under the companies’ 2005 Agreement.
•	Provide support by continuing manufacturing, marketing, sales, distribution, currently ongoing clinical studies and regulatory activities for subcutaneous RELISTOR.

RELISTOR (subcutaneous injection) is the only drug approved to treat opioid-induced constipation (OIC) in patients with advanced illness receiving palliative care. RELISTOR initially received marketing approval in Canada, the U.S. and the E.U. in 2008 and is currently marketed in 30 countries.  Additional launches of RELISTOR are planned throughout 2009 and 2010.

“Subcutaneous RELISTOR is a valuable product that is just beginning to realize its potential,” said Paul J. Maddon, M.D., Ph.D., Progenics’ Founder, Chief Executive Officer and Chief Science Officer. “We will aggressively continue development to expand the utility of both subcutaneous and oral RELISTOR into a new population: patients with chronic pain who experience opioid-induced constipation. We will be conducting registrational activities with many of our team members who were successful in submitting an NDA for the first approval of RELISTOR in the advanced-illness setting. If approved in the chronic-pain setting, we believe that RELISTOR can become the standard of care in OIC. Regaining the rights to RELISTOR is an important step toward our goal of becoming a commercial organization.”

           “Wyeth and Progenics mutually agreed that the return of rights to the RELISTOR franchise at this time was in the best interests of both companies,” said Joseph M. Mahady, President of Wyeth Pharmaceuticals and Senior Vice President of Wyeth. “Our collaboration enabled us to commercialize worldwide a first-in-class drug for an important unmet medical need. We plan to work closely with Progenics to ensure a smooth and successful transition.”

Strategies to maximize the value of the RELISTOR global franchise

Progenics is pursuing a range of strategic alternatives to maximize the RELISTOR franchise, including:

•	Licensing the RELISTOR franchise to a worldwide partner, with Progenics co-promoting the drug with its own sales force in the U.S.

•	Commercializing the RELISTOR franchise in the U.S. on its own, and collaborating with one or more regional partners internationally.

•	Forming strategic alliances with biopharmaceutical companies with marketed products or late-stage product candidates that are commercially compatible with RELISTOR.

•	Forming a collaboration to assist with the development and commercialization of oral RELISTOR.

Progenics to assume ongoing development of oral RELISTOR

Progenics will assume immediate operational and financial responsibility for ongoing development of the oral form of RELISTOR. As part of the transition, Wyeth has agreed to provide certain assistance, expertise, and access to personnel to support Progenics’ efforts.

Two forms of oral RELISTOR have exhibited positive activity in recent clinical studies, and both were generally well tolerated. As part of the transition, Wyeth will provide certain quantities of one of these oral formulations for Progenics’ use in clinical trials. Before announcing a clinical development plan for oral RELISTOR, Progenics is completing further non-clinical development work.

Wyeth to continue to commercialize RELISTOR® (subcutaneous injection) during transition

Wyeth will continue to commercialize RELISTOR through a transition period ending September 30, 2010 in the U.S. and December 31, 2010 internationally, subject to earlier termination by Progenics. During the transition period, Wyeth will be responsible for all ongoing commercial activities, including manufacturing, marketing, sales, distribution and customer service, and will book sales and pay royalties to Progenics. Wyeth will transfer responsibility for the manufacture and sale of RELISTOR (subcutaneous injection) to Progenics or its new partners at the end of these transition periods, or in the case of ex-U.S. markets, sooner, if applicable.

Wyeth to support continued development of subcutaneous RELISTOR during transition

Wyeth has agreed to complete, at its expense, several ongoing clinical studies of subcutaneous RELISTOR. As part of this commitment, Wyeth will complete the ongoing 1,000-patient, one-year phase 3, safety study designed to support Progenics’ sNDA submission of RELISTOR to treat OIC in the chronic-pain patient population.  In May 2009, Progenics and Wyeth reported a positive outcome from a 470-patient, phase 3 efficacy clinical trial in this patient population, which showed statistically significant improvements in the occurrence of bowel movements with the use of RELISTOR.  Adverse events observed in this study were similar to those seen in prior studies.  Results from this safety study, combined with results from the efficacy trial, are expected to be included in an sNDA submission to FDA by Progenics by early 2011.

Wyeth will reimburse Progenics up to $9.5 million for development of a multi-dose pen for subcutaneous RELISTOR.  Progenics plans to launch subcutaneous RELISTOR in this multi-dose pen for the chronic-pain OIC market in 2011.  Wyeth will also provide up to $5 million in support for required pediatric studies.

Progenics’ agreement with Ono Pharmaceutical unaffected

Today’s announcement does not affect Progenics’ development and commercialization agreement with Ono Pharmaceutical Co., Ltd.  In October 2008, Progenics licensed to Ono the Japanese rights to the subcutaneous form of RELISTOR. Ono is responsible for developing subcutaneous RELISTOR in Japan, including conducting the required clinical trials, and will be responsible for commercialization in Japan upon development necessary to support regulatory marketing approval. Under the agreement, Progenics received an upfront fee, and is entitled to commercial and development milestones, as well as royalties on sales of RELISTOR in Japan.

Progenics to hold conference call today at 8:45 a.m. EDT

To participate in the live call by telephone, callers may dial (888) 218-8170 (domestic) or (913) 312-1382 (international) and enter passcode 1087564 when prompted. In addition, the conference call is being webcast and can be accessed on the “Investor” section of the Company’s website. Approximately one hour after the teleconference concludes, a replay will be available on Progenics’ website or by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international) and entering passcode 1087564 when prompted. The replay will be available through November 14, 2009.

About Opioids, Constipation and RELISTOR (methylnaltrexone bromide)

Opioid analgesics are commonly prescribed to manage pain in patients with advanced illness. Constipation occurs in practically all palliative-care patients receiving opioid therapy for pain. RELISTOR is the first approved medication that specifically targets the underlying cause of OIC to relieve constipation in these patients.

Opioids relieve pain by specifically interacting with mu-opioid receptors within the central nervous system (CNS), which is comprised of the brain and spinal cord. However, opioids also interact with mu-opioid receptors found outside the CNS, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating.

RELISTOR (methylnaltrexone bromide) is a peripherally acting mu-opioid receptor antagonist that decreases the constipating effects of opioid pain medications in the gastrointestinal tract without affecting their ability to relieve pain. RELISTOR selectively displaces opioids from the mu-opioid receptors outside the CNS, including those located in the gastrointestinal tract, thereby decreasing their constipating effects. Because of its chemical structure, RELISTOR does not affect the opioid-mediated analgesic effects on the CNS.

About Subcutaneous RELISTOR

RELISTOR subcutaneous injection is approved in the United States for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. The drug is also approved for use in the European Union, Canada, Australia, as well as several countries in Latin America. Applications in additional countries are also pending.

Important Safety Information for RELISTOR

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.
•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.
•	Use of RELISTOR has not been studied in patients with peritoneal catheters.
•
The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5% vs. 9.8%), flatulence (13.3% vs. 5.7%), nausea (11.5% vs. 4.9%), dizziness (7.3% vs. 2.4%), diarrhea (5.5% vs. 2.4%), and hyperhidrosis (6.7% vs. 6.5%).

•	RELISTOR full Prescribing Information for the U.S. is available at www.relistor.com.

(PGNX-G)

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, virology—including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections—and oncology. Progenics is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced side effects. RELISTOR is currently approved in over 30 countries, including the U.S. and E.U member countries, Canada, Australia, and several Latin American countries; marketing applications are pending elsewhere throughout the world. Progenics’ former collaborator, Wyeth Pharmaceuticals, is continuing manufacturing, sales, marketing, distribution and certain development, clinical and regulatory activities during an approximately one-year transition after the October 2009 termination of their 2005 RELISTOR collaboration. In Japan, Ono Pharmaceutical Co., Ltd. has an exclusive license from Progenics for development and commercialization of subcutaneous RELISTOR in that country. In the U.S., RELISTOR subcutaneous injection is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. In the area of virology, Progenics is developing the HIV-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit HIV entry. PRO 140 is currently in phase 2 clinical testing for the treatment of HIV infection. The Company also has an HCV discovery program to identify novel inhibitors of HCV entry. In the area of oncology, the Company is conducting a phase 1 clinical trial of a human monoclonal antibody-drug conjugate (ADC) for the treatment of prostate cancer—a selectively targeted chemotherapeutic antibody directed against prostate-specific membrane antigen (PSMA). PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also conducting phase 1 clinical trials with vaccines designed to treat prostate cancer by stimulating an immune response to PSMA.

Editors Note:

For more information about Progenics Pharmaceuticals, Inc., please visit www.progenics.com.

Additional information about the transition can be found in Progenics’ SEC Form 8-K filing filed today and available at www.sec.gov.

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words “anticipates,” “plans,” “expects” and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends, potential product liability; intellectual property, litigation, environmental and other risks; the risk that licenses to intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

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Editors Note:

For more information about Progenics Pharmaceuticals, Inc., please visit www.progenics.com.

For more information about RELISTOR, please visit www.RELISTOR.com.